Exhibit 1(b)
                                                 FORM OF UNDERWRITING AGREEMENT









                           UNITED AIR LINES, INC.



                 PASS THROUGH CERTIFICATES, SERIES ____-__



                           UNDERWRITING AGREEMENT



                           _____________ ___, ____



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                                                       _____________ ___, ____


[Insert names of Underwriters]
c/o [Insert name of lead manager]
_________________________________

_________________________________

Dear Sirs and Madames:


                  United Air Lines, Inc., a Delaware corporation (the "Company"), proposes that ____________________________, acting not in its individual capacity but solely as Pass Through Trustee (the "Trustee") under the Pass Through Trust Agreement referred to below, issue and sell to the several underwriters named in Schedule I its Pass Through Certificates, Series ____-__ in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on the cover page of the Prospectus (as defined below) (the "Securities") on the terms and conditions stated herein. The aggregate principal amount of Securities payable on each such final expected distribution date is referred to as a "Pass Through Certificate Designation." The Securities will be issued under a Pass Through Trust Agreement, dated as of __________ __, ____ (the "Basic Pass Through Trust Agreement"), between the Company and the Trustee, as supplemented by a Pass Through Trust Supplement, dated as of ________ __, ____ (a "Trust Supplement"), between the Company and the Trustee (the Basic Pass Through Trust Agreement as supplemented by the Trust Supplement being referred to as the "Pass Through Trust Agreement").

                  As used in this Agreement, the terms "Aircraft," "Certificate Owner," "Equipment Notes," "Lease," "Indenture Trustee," "Operative Documents," "Owner Participant," "Owner Trustee" and
"Participation Agreement" shall have the mean ings specified in the __________ Trust Indenture and Security Agreements, dated as of
____________ __, ____, between [the Company] [the related Owner Trustee] and the Indenture Trustee (each, an "Indenture") or the Pass Through Trust Agreement.

                  [For purposes hereof, the term "Financing Agreements" shall mean, collectively, the Note Purchase Agreement, the Pass Through Trust Agreement, the Liquidity Facilities and the Intercreditor Agreement and the term "Fundamental Documents" shall mean, collectively, the Financing Agreements and the Operative Documents.]

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-____),


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relating to certain pass through certificates and debt securities, including the Securities, and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such pass through certificates and debt securities.
The Registration Statement as amended at the date hereof is herein referred to as the "Registration Statement." A prospectus supplement or supplements reflecting the terms of the Securities, the terms of the offering thereof and other matters relating to the Securities has been prepared and has been or will be filed, or transmitted for filing, together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is referred to as the "Prospectus Supple ment" and any such prospectus supplement in the form or forms filed prior to the Prospectus Supplement is referred to as a "Preliminary Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates and debt securities under the Registration Statement, as supplemented by the Prospectus Supplement, is called the "Prospec tus," except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or to any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed, or transmitted for filing, with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item
12 of Form S-3 under the Securities Act.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

                           (a)      The Company meets the requirements for use
of Form S-3 under the Securities Act; the Registration Statement has become effective; (i) on the original effective date of the Registration Statement


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and on the effective date of the most recent post-effective amendment thereto, if any, the Registration Statement and any amendments and supplements thereto complied as to form in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(ii) on the date hereof and on the Closing Date (as defined below), (A) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue state ment of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) neither the Pro spectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1 of the Trustee.

                           (b)      The documents incorporated by reference in
the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act.

                           (c)      The Company has been duly incorporated, is
validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL Corpo ration, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind ("Liens").

                           (d)      Each [Operative Document] [Fundamental
Document] conforms in all material respects to the descriptions thereof in the Prospectus.


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                           (e)      This Agreement has been duly authorized,
executed and delivered by the Company.

                           (f)      The Securities have been duly authorized
and, when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Trustee, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Pass Through Trust Agreement [and the other Financing Agree ments to which the Trustee is a party].

                           (g)      Each of the Pass Through Trust Agreement
and each other [Operative] [Fundamental] Document to which the Company is, or is to be, a party has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regard less of whether enforcement is considered in a proceeding in equity or at law).

                           (h)      The Equipment Notes to be issued under each
Indenture, when duly executed and delivered by the [Company] [related Owner Trustee] and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of the [Company][related Owner Trustee] and the holders thereof will be entitled to the benefits of such Indenture.

                           (i)      The Company is not in default in the
performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole. The execution and delivery by the Company of this Agreement, the Pass Through Trust Agreement and the


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[Operative] [Fundamental] Documents to which the Company is, or is to be, a party, the consum mation by the Company of the transactions contemplated in this Agreement, the Pass Through Trust Agreement and the [Operative] [Fundamental] Documents, and compliance by the Company with the terms of this Agreement, the Pass Through Trust Agreement and the [Operative] [Fundamental] Documents, do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Company under (A) any indenture, mortgage, loan agreement, note, lease or other material agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties, may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, other than the securities or Blue Sky or similar laws of the various states and foreign jurisdictions (except, in the case of either clause (A) or (B), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole).

                           (j)      No authorization, approval, consent, order
or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company for the valid authoriza tion, issuance, sale and delivery of the Securities and the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agree ment, the Pass Through Trust Agreement, the Leases and the other [Operative] [Fundamental] Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Pass
Through Trust Agreement, the Leases and the other [Operative] [Funda mental] Documents, except such as are required under (x) the Securities
Act, the Exchange Act, the Trust Indenture Act and the securities or Blue
Sky or similar laws of the various states and of foreign jurisdictions, (y) the Sections of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act") and filings or recordings with the Federal Aviation Administration (the "FAA") and (z) filings under the Uniform Commercial Code as in effect in ___________ and ________, which filings shall have been made or obtained, or duly presented for filing, on or prior to the Closing Date.

                           (k)      Except as disclosed in the Prospectus or
incorporated by reference, there is no action, suit or proceeding before or by


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any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Prospectus or that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole.

                           (l)      The Company has all licenses, permits,
orders, consents, authorizations and approvals, of and from, and has made all filings (other than those filings described in clauses (x), (y) and (z) of Section 1(j)above) with, all governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so have would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (m)      Since the dates as of which information is
given in the Prospectus, except as otherwise stated or incorporated by reference therein or contemplated thereby, there has not occurred any material adverse change in the condition (financial or otherwise) or in the earnings or business of the Company and its subsidiaries, taken as a whole.

                           (n)     Arthur Andersen LLP, who have reported upon
the audited consolidated financial statements and the financial statement schedules, if any, incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act.

                           (o)     The Company is a "citizen of the United
States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

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                  2. Agreements to Sell and Purchase. Subject to the terms
and conditions contained herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Sched ule I opposite its name at a purchase price of _____% of the principal amount thereof (the "Purchase Price") [plus accrued interest, if any, to the Closing Date].

                  The Company hereby agrees that, without the prior written consent of ____________________ on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement and [insert other carve-outs]).

                  3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ________ __, ____, or at such other time on the same or such other date, not later than ________ __,____, as shall be designated in writing by you. The time and date of such payment are referred to as the "Closing Date."

                  Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Under writers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

                    5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:


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                           (a)      After the execution and delivery of this
Agreement and prior to the Closing Date:

                                            (i)     there shall not have
         occurred any downgrading, nor shall any notice have been given of any in tended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities by [Moody's Investor Service, Inc. ("Moody's") or Standard &
         Poor's Ratings Services ("Standard & Poor's")];

                                            (ii)     the Company's Pass Through
         Certificates, Series ____-___ shall be rated "___" by [Moody's] and "___" by [Standard & Poor's]; and

                                            (iii) there shall not have occurred
         any change, or any development involving a prospective change, in the condition (finan cial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                           (b)      The Underwriters shall have received on the
Closing Date a certificate, dated the Closing Date and signed by the [Vice President and Treasurer] or the [Senior Vice President-General Counsel and Secretary] of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the represen tations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                           (c)      The Underwriters shall have received on the
Closing Date an opinion of (i) ____________________, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-1, (ii) the General Counsel or Assistant General Counsel of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-2 and (iv) _______________, counsel for the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit A-3. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

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                           (d)      The Underwriters shall have received on the
Closing Date an opinion of _____________, counsel for the Underwriters, dated the Closing Date, covering such matters as you shall reasonably require and in form and sub stance reasonably acceptable to you.

                           (e)      The Underwriters shall have received on each
of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwrit ers, from Arthur Andersen LLP, independent public accountants, containing state ments and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information incorporated by reference into the Prospectus.

                           (f)      At the Closing Date, all conditions
precedent specified in the _____________ Agreement shall have been satisfied; the representations and warranties of the Company, [the Owner Trustee,] the Pass Through Trustee and the Indenture Trustee contained in the _____________ Agreement shall be accurate as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Chief Financial Officer or the Treasurer of the Company and appropriate officers of the respective [Owner Trustees,] Pass Through Trustees and Indenture Trustees, dated as of the Closing Date, to such effect; and you shall have received a copy of each opinion required to be delivered under the _____________ Agreement and dated as of the Closing
Date, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you or your counsel may reasonably request.

                           (g)      At the Closing Date, counsel for the
Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require.

                   6. Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company cove nants with each Underwriter as follows:

                           (a)      To furnish to you in New York City, without
charge, as soon as available and during the period mentioned in Section 6(c), as many copies of the Prospectus, any documents incorporated by reference therein and any supple ments and amendments thereto as you may reasonably request.

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                           (b)      Before amending or supplementing the
Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                           (c)      If, during such period after the first date
of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Under writer, any event shall occur as a result of which it is necessary to amend or supple ment the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly.

                           (d)      To endeavor, in cooperation with the
Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, and to maintain such qualifications for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                           (e)     Whether or not the transactions contemplated
in this Agreement are consummated or, subject to the last paragraph of
Section 9, this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, dis bursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters in the quantities reasonably speci fied, (ii) all costs and expenses related to the preparation, issuance, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the


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Securities for offer and sale under state securities laws as provided in
Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or deposi tary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder or under the [Operative] [Fundamental] Documents for which provision is not otherwise made in this Section. It is under stood, however, that except as provided in this Section 6, Section 7 and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                           (b)      Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Prospectus or any amend ments or supplements thereto.

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                           (c)      If any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnify ing party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and represen tation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connec tion with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by ___________________, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemni fied party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settle ment is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settle ment. No indemnifying party shall, without the prior written consent of the indemni fied party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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                           (d)      To the extent the indemnification provided
for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnify ing party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwrit ers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The
Underwriters' respective obligations to contribute pursuant to this Section
7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                           (e)      The Company and the Underwriters agree that
it would not be just or equitable if contribution pursuant to this Section
7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstand ing the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (f)      The indemnity and contribution provisions
contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                   8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, in either case other then in connection with a termination specified in Section 8, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. Applicable Law. THIS AGREEMENT SHALL BE GOV ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

                    12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                             Very truly yours,

                                             UNITED AIR LINES, INC.



                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

Accepted as of the date hereof

[Insert names of Underwriters]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I.

By:
    -----------------------------------



By:
     ----------------------------------
      Name:
      Title:

                                                                    SCHEDULE I


Underwriter                                          Principal Amount of
                                                     Securities to be Purchased
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total:
--------------------------------------------------------------------------------

                                                                   Exhibit A-1
                                                                            to
                                                                  Underwriting
                                                                     Agreement


                 (Pass Through Certificates, Series ____-_)


                         [Provisions of Opinion of

                             _________]

                                                                   Exhibit A-2
                                                                            to
                                                                  Underwriting
                                                                     Agreement


                 (Pass Through Certificates, Series ____-_)

           [Provisions of Opinion of General Counsel or Assistant
                 General Counsel of United Air Lines, Inc.]

                                                                   Exhibit A-3
                                                                            to
                                                                  Underwriting
                                                                     Agreement

                 (Pass Through Certificates, Series ____-_)

              [Provisions of Opinion of ____________________]